EXHIBIT 10.12

CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. THE REDACTED PORTIONS ARE MARKED AS ASTERISKS.

AGREEMENT FOR THE SUBLEASE OF TRANSPONDER CAPACITY ON A
EUTELSAT SATELLITE

This Agreement is made and entered into force as of            /2005 by and between:

The Türksat Satellite Operator Company, a corporation organized and existing under the laws of the Turkish Republic, having its principal office at Konya Yolu 40 Km. Gölbaşı-Ankara / TURKEY (hereinafter referred to as “TÜRKSAT”); and

The R.R. Satellite Communications Ltd. a corporation organized and existing under the laws of the Israel, having its principal office at 4 Hagoren St. Industrial Park Omer 84965, Israel (hereinafter referred to as “the Sublessee”).

PREAMBLE

WHEREAS:

The Sublessee wishes to sublease a ****(1) transponder in a satellite of the EUTELSAT Space Segment collocated at 13o East and presently identified as Hot Bird-6 transponder number 123 ****(1)

Sublessee will pay to TÜRKSAT an annual amount of ****(1) EURO and TÜRKSAT is willing to accept such sublease on the terms and conditions hereinafter contained. (In monthly invoices of ****(1) EUROS)

****(1)

The difference between the invoices issued by the parties will be paid by Sublessee to TÜRKSAT in equal monthly payments of ****(1) EUROS.

NOW IT IS HEREBY AGREED AS FOLLOWS:

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

ARTICLE 1          PURPOSE AND SCOPE

1.1   For the purpose of this Agreement, “the Sublease Agreement” means this Agreement and which, with its Annexes, forms an integral part of this Agreement.

1.2   The purpose of this Sublease Agreement is to define the respective rights and obligations of the parties governing the provision by TÜRKSAT of the allotted capacity to the Sublessee.

1.3   TÜRKSAT shall make the allotted Eutelsat transponder capacity available to the Sublessee for the transmission of television programmes, subject to the following terms and conditions.

1.4   For the purposes of this agreement, the allotted Eutelsat transponder capacity referred to in Article 1.3 shall mean the necessary capacity for television broadcasts using transponder 123 of a Eutelsat satellite (Hot Bird-6) at position 13° East.

1.5   The transponder capacity shall be available every day for 24 hours and shall be suitable for the transmission of one digital MCPC video platform.

1.6   The technical specifications of the transponder capacity and the transmission services which will be provided by the Sublessee are set out in Annexes which form part of this agreement.

ARTICLE 2          INTERPRETATION AND DEFINITIONS

Capitalized terms used and not otherwise defined herein shall have the following meanings:

• “allotted capacity’’ means the space segment capacity leased from Eutelsat by the signatory of Turkey having the technical characteristics described in Annex A.

• “subleased capacity” means the allotted capacity leased to the Sublessee by TÜRKSAT.

• “dedicated satellite” means either the satellite containing the allotted capacity or, for the purposes of the Sublease Agreement, the satellite designated by TÜRKSAT as the satellite that will contain the subleased capacity,

• “permitted services” means the services described in Annex B,

• “operational period’’ means the period during which the Sublessee has the right to utilize the subleased capacity as defined in Article 4.2,

• “unusable” in relation to the allotted capacity means that such capacity has been declared by the Sublessee to be unusable pursuant to Annex C.

2.2   Words and expressions that are defined in the TÜRKSAT convention have the same meanings in this Sublease Agreement so far as the context allows.

2.3   Other words and expressions and their cognates in this Agreement have the same meanings as they have in the Annexes.

2.4   The Annexes to this Sublease Agreement are an integral part there of, the titles of articles are not.

ARTICLE 3          CONDITIONS OF SUBLEASE

3.1 TÜRKSAT shall sublease the space segment capacity consisting of one ****(1)  transponder of the EUTELSAT satellite (the dedicated satellite) collocated at 13o East and presently identified as Hot Bird-6, this transponder having the technical characteristics described in Annex A to the Sublease Agreement.

3.2 As security for the performance of its obligations hereunder, the Sublessee shall, on the execution of this Sublease Agreement, either pay to TÜRKSAT a deposit or provide TÜRKSAT with a Bank Guarantee whose terms and conditions shall be agreed upon by the Director General, or in such other form, having for the purposes of security a materially identical effect in law as the Director General, or considers will give TÜRKSAT no less security than the Guarantee mentioned above. The amount to be paid as a deposit or Guarantee shall be a ****(1)  in amount of ****(1)  EUROS.

ARTICLE 4          DURATION AND RENEWAL

4.1 The Sublease Agreement shall enter fully into force on the date of            2005, an agreed date between the parties, when Turksat will cutoff the existing carrier on Hot Bird-6  transponder number 123 and RRSAT will begin the transmission on the full transponder.

4.2 The operational period shall start on the date on which the Sublease Agreement enters into force and shall end on the earlier of the following dates:

4.2.1 The Sublease Agreement shall expire on November 10th 2010.

4.2.2 The date determined by the Eutelsat as the date when the dedicated satellite shall be taken out of service.

4.3 TURKSAT and The Sublessee may amend, extend or modify This Sublease Agreement providing the written notice to each other for the approval of such amendment.

4.4 Should this Sublease Agreement be renewed or continued on a Eutelsat satellite of a new generation, the terms and conditions of the extended sublease will be those applicable to that satellite.

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

ARTICLE 5          TERMINATION

5.1 Either party may terminate this Sublease Agreement if, under the ITU radio regulations, restrictions are imposed on the use of the subleased capacity that significantly curtail the scope of utilizations described in Annex B to the Sublease Agreement.

5.2 The Sublessee may terminate this Agreement, after completion of the first two, three and fourth years of the Sublease, on a written notice of one year.

5.3 TÜRKSAT may terminate this Agreement, if the Sublessee is in serious breach of any of its obligations hereunder, provided however that where the breach is capable of remedy, TÜRKSAT has first given the Sublessee notice of the breach and the Sublessee has failed to remedy the same within such reasonable time as is stated in the notice;

5.4 The right to terminate this Sublease Agreement under Articles 5.1 or 5.2 shall be the Sublessee’s sole remedy, TÜRKSAT shall not be liable for any loss or damage (including that for direct, indirect or consequential damages or other loss of revenue or business injury) in the case of such termination.

5.5 TÜRKSAT may terminate (or suspend) this Sublease Agreement before the end of the operational period indicated in Article 4.2 when possible by written notice given to the Sublessee, if, after it has been given a suitable period in which to remedy a breach of any of the terms or conditions hereof, the Sublessee fails to do so. However, in the case of a technical /operational emergency situation due to a breach of this Sublease Agreement by the Sublessee, TÜRKSAT may suspend this Sublease Agreement without prior information of the Sublessee.

5.6 In order to provide compensation in the event that the Sublessee terminates this Agreement under Article 5.2 or that TÜRKSAT terminates this agreement under Article 5.3 the Sublessee shall pay a termination fee of a sum of 1.3 Million (1,300,000) EUROS.

ARTICLE 6          ASSIGNMENT

The Sublessee can assign this Sublease Agreement only with the prior written approval of TÜRKSAT. This Sublease Agreement may be assigned by TÜRKSAT to any organization that succeeds it as owner and operator of the TÜRKSAT.

ARTICLE 7          NOTICES

Notices under or in connexion with this Agreement shall be given as follows.

For the Sublessee	For TÜRKSAT
Address :R.R. Sat Ltd 4 Hagoren St Industrial Park Omer 84965 Israel	Address: Türksat A.S. Konya Yolu 40.Km. 06839 Gölbası / Ankara / TURKEY

ARTICLE 8          PAYMENTS

8.1 The Sublessee, subleases a ****(1) transponder in a satellite of the EUTELSAT Space Segment collocated at 13o East and presently identified as Hot Bird-6 transponder number 123 ****(1)

8.2 Both parties will issue invoices for utilization charges by the first day of each month.

8.3 All payments shall cover all the amounts for the full period to which they are related. Unless otherwise instructed by TÜRKSAT, payments should be made to the following TÜRKSAT Bank account:

Bank Account	: ****(1)
Bank Name	: ****(1)
Branch	: ****(1)
Branch Code	: ****(1)
Bank Address	: ****(1)
Swift Code	: ****(1)

and will be due by ****(1).

8.4 Payments are deemed to have been made on the day when credit is established in the TÜRKSAT designated bank account.

8.5 In the event of non payment at the due date an interest shall automatically be charged as from the first day of delay. Such interest shall be calculated at the annual rate of ****(1) percent.

ARTICLE 9          TERMINATION FOR INTERRUPTIONS

9.1 Any interruption can only be considered under this Article if it is caused by the transponder performance. Any interruption can be taken into account in calculating the interruption periods mentioned in Article 9.2, provided that this interruption is of at least fifteen consecutive minutes and occurs between 18:00 CET and 01:00 CET. Should more than one interruption of at least fifteen consecutive minutes occur in one seven hour period between 18:00 CET and 01:00 CET, these interruptions will count as one single interruption for the purposes of calculating the interruption periods here above mentioned.

9.2 In the event that ten or more interruption periods as defined in Article 9.1 above should occur in any ninety day period or twenty or more interruption periods in any year, TÜRKSAT would use reasonable endeavors to identify any other available transponder facilities for the Sublessee.

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

9.3 The Sublessee would be entitled to terminate the Sublease Agreement or to renegotiate its terms and conditions in the case of

• any aggregate total of forty-eight hours or more of interruption periods as defined in Article 9.1 above, occurring in any thirty day period or,

• Any consecutive period of interruption of forty –eight hours or more or,

• Ten or more interruption periods as defined in Article 9.1 above occurring in any thirty day period.

9.4 TÜRKSAT shall not be liable for any loss or damage (including direct, indirect of consequential damages, other loss of revenue or business injury) incurred by the Sublessee as a consequence of its decision to terminate the Sublease Agreement in accordance with Article 9.3

ARTICLE 10        LIABILITY AND INDEMNIFICATION

10.1 Except as expressly provided in this Sublease Agreement, TÜRKSAT shall not be liable for any loss or damage (including direct, indirect or consequential damages, other loss of revenue or business injury) sustained by the Sublessee by reason of TÜRKSAT’s inability to provide the subleased capacity nor for any loss or damage (including direct, indirect or consequential damages, other loss of revenue or business injury) sustained by reason of any interruption in the availability of any such capacity or any degradation in the technical characteristics of any such capacity, regardless of the cause of such interruption or degradation.

10.2 The Sublessee shall indemnify and keep TÜRKSAT indemnified against any loss damage liability, expense or alike arising from:

10.2.1 Infringement or alleged infringement of copyright or patents due to the utilization of the subleased capacity by the Sublessee or any of its authorized users,

10.2.2  Any utilization of the subleased capacity by the Sublessee or any of its authorized users in a manner not consistent with this Sublease Agreement or with the EUTELSAT Convention and Operating Agreement or with any relevant national or international laws or regulations.

10.2.3 All claims by third parties in any way connected with the quality of any programme or display transmitted by the Sublessee or any of its authorized users of the permitted services or with any failure however caused to meet an obligation to any person to transmit any such programme or display.

10.3 TÜRKSAT shall promptly notify the Sublessee of any claim to which the indemnity in Article 10.2 relates and shall make no admissions without the Sublessee’s consent. TÜRKSAT shall allow the Sublessee, at the Sublessee’s expense, to conduct any proceedings or settle any claims and shall give to it all reasonable assistance in connexion with such proceedings.

ARTICLE 11        ****(1)

11.1 ****(1).

11.2 Whenever the subleased capacity becomes unusable TÜRKSAT shall, if so requested by the Sublessee ****(1), but in no case shall it incur any liability (including that for direct, indirect or consequential damages or other loss of revenue or business injury) ****(1).

11.3 Where the subleased capacity has been ****(1), the parties shall enter into a supplementary agreement for applying, with appropriate modifications, the terms and conditions of this Sublease Agreement ****(1).

11.4 During any period while the subleased is unusable, the Sublessee shall cease to have any rights in respect thereof.

ARTICLE 12        CREDIT FOR OUTAGES

Should the subleased capacity become unusable during an entertainment television transmission as defined in ANNEX B:

12.1 the Sublessee shall receive credit in an amount proportionate to the annual utilization charge in respect of each single period of 30 minutes or more during which the subleased capacity is unusable.

12.2 no credit shall be given in respect of a period of less than 30 minutes, unless such period is part of a longer period of unusability that qualifies for credit by aggregation with another such period or periods in accordance with Article 12.3

12.3 periods of unusability that are of less than 30 minutes that occur within any twenty four hour period from midnight to midnight and for which credit has not already been given shall be aggregated and credit will be given for the period of unusability so aggregated if the aggregate in any such hour period exceeds one hour;

12.4 no allowances or credits will be made for periods of unusability caused by the act or omission of the Sublessee or any of its employees agents or authorized users or for periods during which measurements are being performed under paragraph 7 of Annex A.

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

ARTICLE 13        AMENDMENTS

The terms and conditions of this Agreement may be amended at any time by agreement in writing of the parties.

ARTICLE 14        SETTLEMENT OF DISPUTES

All disputes concerning the interpretation or application of this Sublessee Agreement that cannot be settled amicably shall be settled in accordance with Switzerland Law, with arbitration according to the ICC (International Chamber of Commerce) rules in Zurich, Switzerland.

ARTICLE 15        ENTRY INTO FORCE

This Sublease Agreement shall enter into force on signature by both parties as provided in Article 4.1 and shall remain in force until the end of the operational period; it may be extended pursuant to Article 4.3 or otherwise.

IN WITNESS WHEREOF the undersigned, duly authorized, have signed this Agreement in two originals of which this is one.

TÜRKSAT A.S.	R.R. Satellite Communications Ltd.

(-)	(-)
Signature	Signature

[ ]	David Rivel
Name	Name

CEO	10/05/05
Title	Title

25/05/05	CEO
Date	Date

Witness for signature	Witness for signature

(-)	(-)
Signature	Signature

[ ]	Gilad Ramot
Name	Name

Chief Marketing Officer	Director
Title	Title

25/05/05	10/5/05
Date	Date

ANNEX A:

TECHNICAL AND OPERATING TERMS AND CONDITIONS

1             INTRODUCTION

The purpose of this Annex is to define the technical characteristics of the satellite transponder that will be used to provide the subleased capacity, and the service and operating conditions that need to be observed for utilizing the same.

The subleased capacity will be provided by means of ****(1) in a satellite of the EUTELSAT Space Segment, with major technical characteristics as defined in Table 1 to this Annex.

Other technical parameters, such as amplitude frequency response, AM/PM transfer, etc. as may be necessary for a detailed system definition, can be obtained from EUTELSAT by the help of TÜRKSAT when needed.

2             TECHNICAL AND OPERATIONAL REQUIREMENTS FOR EARTH STATIONS ACCESSING THE SUBLEASED CAPACITY

Any earth station accessing the subleased capacity shall conform to the technical and operational requirements specified by EUTELSAT Earth Station Standard. Additionally, if more than one carrier is accessing the transponder then the EIRP stability, in the direction of the satellite, of each transmit earth station shall be ± 0.5 dB with respect to the operating EIRP, as assigned in Transmission Plan defined in paragraph 4 below, and consequently, those stations should have tracking facilities.

These requirements are necessary for ensuring an adequate level of protection to other services carried via the EUTELSAT Space Segment as well as to services carried via other satellite networks.

TÜRKSAT recognizes that it is the prerogative of the Sublessee to establish compatibility between the earth stations accessing the subleased capacity, and to define the service quality objectives, and the earth station characteristics and performance necessary to achieve those objectives, beyond those imposed by the technical and operational requirements referred to above.

However, TÜRKSAT needs to be provided with the service requirements and quality objectives, as well as the receive station/equipment characteristics, in order to ensure that the requirements and quality objectives can be met with the resources of the subleased capacity.

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

3             APPROVAL OF EARTH STATIONS ACCESSING THE SUBLEASED CAPACITY

Any earth station accessing the subleased capacity shall be approved by TÜRKSAT prior to any access.

The Sublessee undertakes to operate the earth station in accordance with the TÜRKSAT Transmission Plan and in compliance with the registered performance characteristics of any earth station authorized to access the subleased capacity as approved by TÜRKSAT

The Sublessee accepts responsibility for compliance with any national procedure required by the Signatory(ies) - and/or any other relevant authority(ies) - for the right to access the subleased capacity, by any earth station having obtained the approval mentioned above and operating in accordance with the approved Transmission Plan, from any territory from where the transmission takes place and discharges TÜRKSAT accordingly for all and any liability of whatever nature (including all and any direct or indirect financial consequence) which may arise on this respect.

4             TRANSMISSIONS PLANS

The subleased capacity shall conform to the Transmission Plan approved by TÜRKSAT, this is to ensure that:

i)             the levels of interference that could be caused by the proposed transmissions and/or transmit earth stations, to services carried via other transponders of the same satellite and adjacent EUTELSAT satellites or via other satellite networks are within acceptable limits;

ii)            The provisions of Annex B defining the permitted services are observed.

Before the subleased capacity is actually utilized for transmissions, the Sublessee shall, in order to obtain approval of TÜRKSAT, provide TÜRKSAT well in advance (at least one month before the planned date of start of utilization) with all relevant technical and operating parameters of the proposed transmissions, including the earth stations that will transmit into the subleased capacity.

TÜRKSAT will then issue an approved Transmission Plan which will be provided to the Sublessee. In issuing this approved Transmission Plan TÜRKSAT reserves the right to make any modifications to the technical and operational parameters proposed by the Sublessee which may be necessary to meet the above requirements i) and ii).

Any further change of the utilization of the subleased capacity requested by the Sublessee shall in advance be approved by TÜRKSAT which will issue and provide the Sublessee a new approved Transmission Plan.

Furthermore, in cases of a transmission of an entertainment DVB Multiplex for direct-to-home reception, TÜRKSAT will define in the approved Transmission Plan, the Identification Descriptors for each DVB service and the Sublessee will strictly ensure that they are implemented in order to avoid potential tuning conflicts for receivers and to additionally harmonize the numbering scheme for all the entertainment DVB Multiplexes for direct-to-home reception.

5             OPERATIONAL MANAGEMENT AND CONTROL

The operational management and control of the allotted capacity shall be in accordance with the procedures defined by EUTELSAT System Operations Guide (ESOG).

6             IN-ORBIT PERFORMANCE MONITORING

For the purpose of verification of the subleased capacity, the Sublessee shall permit TÜRKSAT to perform measurements which are necessary to verify the major technical characteristics of the subleased capacity, as shown in Table 1 contained in this Annex.

These measurements shall only be performed after consultation with the Sublessee and in such a way as to avoid as far as possible interruption of the permitted services.

7             SATELLITE CONTROL ETC.

For the purpose of monitoring, measuring and controlling the dedicated satellite, but without adversely affecting the Sublessee’s transmissions, the Sublessee shall permit the insertion by EUTELSAT or TÜRKSAT of signals into the subleased capacity.

TABLE 1

The following describes the principal technical characteristics of the subleased capacity, as defined in the Sublease Agreement:

TYPE OF SUBLEASE

Satellite	Hot Bird-6
Orbital position	13° East
Degree of protection	****(1)
Down-link Frequency Band	****(1) GHz

ORBITAL STABILITY OF THE SATELLITE

The satellite providing the subleased capacity shall be maintained by EUTELSAT within ± 0.1 degrees of its nominal longitude position and shall be kept such that the maximum angle between the equatorial plane and the orbital plane shall not exceed ± 0.1 degrees.

RECOURCES AVAILABLE TO THE SUBLESSEE

Allocated Bandwidth	: ****(1) MHz

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

ANNEX B:

THE PERMITTED SERVICES

The Sublessee recognizes that the 13° East orbital position continues to be of strategic importance for the further development of entertainment programmes and/or applications (as such entertainment programmes and/or applications are defined herebelow) and, in general, for the further development of the Organization and that therefore the subleased capacity shall be used in accordance with a number of criteria which are listed here below:

A) The subleased capacity may be utilized by the Sublessee or by any other entity to which the Sublessee subleases the subleased capacity.

B la) the subleased capacity must be primarily used for entertainment programmes and/or applications which consist of:

i) Radio or television programmes and distribution of sound programmes and/or data channels associated with, and that are an integral part of, any of the foregoing programmes;

ii) Multimedia service applications.

Entertainment programmes and/or applications are defined as any programmes and/or applications which are intended, and are available, or potentially available, for reception by the general public.

1b) the subleased capacity is deemed to be primarily used for entertainment programmes and/or applications when during the “prime time period”, which is defined as from 17:00 CET to 01:00 CET, at least 75% of the subleased capacity, is exclusively used for distribution of such programmes and/or applications, and this everyday throughout the operational period

B2) Any use of the subleased capacity, other than for entertainment programmes and/or for applications as defined in Bl above, and/or for unidirectional video transmissions and radio/TV-like programmes, shall be in accordance with EUTELSAT and TÜRKSAT general policy for allotment agreements and subject to the prior approval of the General Directors.

B3) If, in order to ensure the compliance with the provisions of this Annex, decryption equipment that is not readily and openly available is required by TÜRKSAT, the Sublessee shall give to TÜRKSAT all reasonable assistance in procuring such equipment on terms and conditions to be agreed between them.

B4) the Sublessee:

a)     shall ensure the granting by the appropriate national telecommunications authorities of all necessary uplink and downlink licenses and comply with all the terms and conditions set by TÜRKSAT in this respect;

b)    Shall ensure that the transponder capacity is not used in a way that contravenes applicable national or international legislation of regulations, or in a way which in the reasonable opinion of TÜRKSAT damages or could damage TÜRKSAT’s good name or reputation.

c)     Shall not be entitled to sublease the transponder capacity to third parties or make it available to them on any other ground without the prior written consent of TÜRKSAT.

ANNEX C:

PERFORMANCE DEGRADATION

1- The subleased capacity shall be considered as having degraded performance whenever there is evidence that any of the technical characteristics defined in Annex A to this Sublease Agreement is not met and that as a consequence, the permitted services cannot or could not be satisfactorily provided.

The assessment of transponder performance shall be based on the results of the measurements carried out on the subleased capacity in accordance with paragraph 7 of Annex A to this Sublease Agreement.

As to the performance characteristics of the subleased capacity in respect to parameters that are not included in Annex A, such characteristics shall, where the applicable requirements specified in the satellite system specification for those parameters are not met, be such that existing services and modifications or additions to services can be provided without significant degradation. In this context, the satellite system specification means the satellite system specification for Hot Bird satellites.

2- The Sublessee may declare “unusable” the subleased capacity whenever degraded performance is identified in accordance with the provisions of paragraph 1 of this Annex, However the subleased capacity shall be considered usable as long as the Sublessee continues to utilize it.

ANNEX D:

MINIMUM SATELLITE TRANSMISSION SPECIFICATIONS REQUIRED FOR THE FREE-TO AIR DIGITAL TRANSMISSION ****(1)

1-            ****(1)

2-            Transmission Route:

2. a)        the signals shall be downlinked from TÜRKSAT 1C. In case of problems in the signals on Turksat 1C, the signal on Hotbird-6 shall be downlinked as back up.

2. b)        ****(1).

The signals ****(1) by satellite antennas diameters of which shall not exceed 3.5 meter.

The signals ****(1) satellite antennas diameters of which shall not exceed 1.2 meter.

2. c)        ****(1).

 The signals ****(1) satellite antennas diameters of which shall not exceed 1.2 meter.

2. d) Satellite uplink and downlink parameters ****(1). If the Sublessee wants to make a change in these parameters or the satellites themselves listed in Annex-E, then it shall inform TÜRKSAT by written notice 2 months prior to the date of change. The changes not approved by TÜRKSAT ****(1) shall not be made by the Sublessee. Otherwise this shall be treated by TÜRKSAT as a cause for termination and related termination article shall be put in to effect.

3-            ****(1):

****(1).

4-

The minimum bit rates to be allocated to the signals at the encoder/multiplexer of the uplink earth stations:

****(1)

TÜRKSAT, itself or via a company, has the right to make measurements to control whether the transmission is being done according to these parameters or not. As a result of such a measurement, if it is found that transmission is not in accordance with the parameters stated herein, TÜRKSAT shall warn The Sublessee by sending a fax message which shall be confirmed later with a registered letter. For this purpose, all the messages to be sent by TÜRKSAT to the address of The Sublessee stated in this agreement shall be treated as the messages have been received by The Sublessee. The Sublessee shall make sure to restore the transmission in accordance with the parameters stated herein in at most 2 (two) days after The Sublessee is warned by the fax message. If it is faced with such a case 3 times in a calendar year, the related termination articles of Sublease Agreement may be put into force by TÜRKSAT.

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

5-            ****(1)

6-            Service Period:  The service period will start from respective service start dates in Article 5 and will end on November 10th 2010.

7-            Continuity of the Service:

7. a) The Sublessee, shall back up all its systems, including satellite earth stations and satellite space capacity, with the purpose of providing the continuity of the service. In case of a failure in these systems, the backup systems shall immediately be put into service.

7. b) ****(1)

8-            Quality of Service: The transmission of the signals shall be done in ****(1).

9-            Other conditions:

9. a) ****(1).

9. b) ****(1).

9. c) ****(1).

9. d) ****(1).

9. e) In case of a change in the technical parameters of the signals on TÜRKSAT 1C , or the satellite itself, The Sublessee shall make necessary changes in the downlink earth stations accordingly at its own cost and shall provide the continuity of service. TÜRKSAT shall inform The Sublessee about such changes in advance, subject that The Sublessee will be able to use the same downlink equipment and antennas like before the change.

9. f) ****(1).

MINIMUM SATELLITE TRANSMISSION SPECIFICATIONS REQUIRED FOR THE ****(1)

1-            ****(1).

2-            ****(1)

3-            The Sublessee shall inform TÜRKSAT ****(1) about the ****(1).

4-            ****(1).

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

5-            ****(1).

6-            TÜRKSAT, itself or via a company, has the right to make measurements to control whether the transmission on Hot Bird 6 is being done according to the parameters stated herein or not. As a result of such a measurement, if it is found that transmission is not in accordance with the parameters stated herein, TÜRKSAT shall warn the Sublessee by sending a fax message which shall be confirmed later with a registered letter. For this purpose, all the messages to be sent by TÜRKSAT to the address of the Sublessee stated in this agreement shall be treated as the messages have been received by the Sublessee. The Sublessee shall make sure to restore the transmission in accordance with the parameters stated herein in at most 2(two) days after The Sublessee is warned by the fax message. If it is faced with such a case 3 times in a calendar year, the related termination Article 5 of the Sublease Agreement may be put into force by TÜRKSAT.

7-            ****(1).

8-            If the Sublessee does not perform any of its material obligations hereunder, including but not limited ****(1).

9-            ****(1).

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

ANNEX E:

****(1)

Satellite :	HotBird-6
Localisation :	13° East
Frequency :	****(1) MHz
Polarity :	Horizontal
Symbol rate :	****(1) Msb
FEC :	****(1)
Transponder :	123
Uplink station :	RRSAT

****(1):

Satellite :	****(1)
Localisation :	****(1)
Frequency :	****(1)
Polarity :	****(1)
Symbol rate :	****(1)
FEC :	****(1)
Transponder :	****(1)

****(1):

Satellite :	****(1)
Localisation :	****(1)
Frequency :	****(1)
Polarity :	****(1)
Symbol rate :	****(1)
FEC :	****(1)
Transponder :	****(1)

****(1):

Satellite	****(1)
Localisation	****(1)
Frequency	****(1)
Polarity	****(1)
Symbol rate	****(1)
FEC	****(1)
Transponder	****(1)

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.